UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 17, 2005

Consolidated Water Co. Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	0-25248	Not Applicable
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman, Cayman Islands		none
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	345-945-4277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On February 17, 2005, Consolidated Water Co. Ltd. (the "Company") announced that the Bahamas government accepted the Company's bid to build a new seawater desalination plant (the "Blue Hills" plant), and to expand its existing seawater desalination plant (the "Windsor" plant) on the island of New Providence in the Commonwealth of the Bahamas. Prior to commencing construction on the Blue Hills and Windsor plants, the Company must negotiate a definitive agreement with the Water and Sewerage Corporation of the Bahamas and obtain financing for the projects, which is anticipated to be primarily in the form of debt.

A copy of the press release is attached as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. - 99
Title - Press release issued by Consolidated Water Co. Ltd. on February 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Water Co. Ltd.

February 22, 2005	By:	Frederick W. McTaggart

Name: Frederick W. McTaggart
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release by Consolidated Water Co. Ltd. on February 17, 2005.